KVH INDUSTRIES, INC. AND SUBSIDIARY
                  COMPUTATION OF NET (LOSS) EARNINGS PER SHARE
                      (in thousands, except per share data)
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
                                                                                  Year Ended December 31,
                                                                                  -----------------------
                                                                              1999         1998         1997
                                                                              ----         ----         ----
           Calculation of (loss) earnings per share - basic:

             Net (loss) income                                               $(2,697)       (2,266)       2,217
                                                                            ==========  ===========  ===========
             Shares:
               Common stock outstanding                                         7,235        7,124        7,049
                                                                            ==========  ===========  ===========
                 Net (loss) earnings per common share - basic                  $(0.37)       (0.32)        0.31
                                                                            ==========  ===========  ===========
           Calculation of (loss) earnings per share - diluted:

             Net (loss) income                                                $(2,697)      (2,266)       2,217
                                                                            ==========  ===========  ===========
             Shares:
               Common stock outstanding , beginning of period                   7,235        7,124        6,993
               Weighted average common stock issued during the period              --           --           52

               Assumed exercise of common stock options                            --           --          605
             Less:
               Purchase of common stock under the treasury stock method            --           --         (152)
                                                                            ----------  -----------  -----------
               Weighted average number of common and potential
                 common shares outstanding                                      7,235        7,124        7,498
                                                                            ==========  ===========  ===========

                 Net (loss) earnings per common share - diluted                $(0.37)       (0.32)        0.30
                                                                            ==========  ===========  ===========

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